Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
April 25, 2011	CONTACT:	David D. Brown
(276) 326-9000
First Community Bancshares, Inc. Announces First Quarter 2011 Results
Bluefield, Virginia — First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter ended March 31, 2011, of $5.75 million, or $0.32 per diluted common share.
Commenting on first quarter results, Chief Executive Officer John M. Mendez stated, “We are very proud to report another quarter of solid profitability. Our asset quality metrics continue to improve and still compare very favorably to peer results.”
First Quarter 2011 Highlights —
•	Return on average assets for the first quarter of 2011 improved to 1.05%, as compared to 0.85% for the fourth quarter of 2010.

•	Loan loss provisions were reduced by $2.07 million, or 56.27% from the fourth quarter of 2010.

•	Net charge-offs for the first quarter of 2011 were $1.61 million, a decrease of $2.01 million from the fourth quarter of 2010.

•	Net interest margin for the first quarter of 2011 improved to 3.96%, an increase of 18 basis points from the fourth quarter of 2010.

•	Net interest income for the first quarter of 2011 increased $176 thousand, or 0.97%, over the fourth quarter of 2010.

•	Tangible book value per common share increased to $10.48, up $0.45, or 4.49%, from December 31, 2010.

•	The ratio of non-performing assets to total assets was 111 basis points, an improvement of 21 basis points from year-end 2010.

•	The Company significantly exceeds regulatory “well-capitalized” targets with a total risk-based capital ratio of 15.81%, Tier 1 risk-based capital ratio of 14.55%, and a Tier 1 leverage ratio of 9.66% at March 31, 2011.
Net Interest Income
Tax-equivalent net interest margin for the first quarter of 2011 was 3.96% compared to 4.02% from the comparable quarter of 2010. Net interest income was $18.28 million for the first quarter of 2011. Total interest income was $24.59 million for the first quarter of 2011, a decrease of $2.02 million, or 7.60% from the first quarter of 2010. The yield on loans decreased to 6.01% for the first quarter of 2011 from 6.22% in the same period of the prior year, while average loans decreased $13.14 million between the comparable periods to $1.38 billion. The Company continued to maintain a high level of liquidity with average overnight liquidity of $108.18 million during the first quarter of 2011.
First quarter 2011 interest expense was $6.32 million, a decrease of $1.68 million, or 20.99%, from the first quarter of 2010. First quarter 2011 deposit costs decreased $1.62 million compared to the first quarter of 2010, which was primarily due to a decrease in the average rate paid on interest-bearing deposits of 44 basis points to 1.11%. Compared to the first quarter of 2010, interest costs on borrowings decreased $56 thousand to $2.44 million for the first quarter of 2011, while the average balance decreased $23.86 million from the comparable period due to the redemption of various wholesale borrowings. The cost of interest-bearing liabilities decreased 34 basis points during the first quarter of 2011 compared to the first quarter of 2010. Average interest-bearing liabilities decreased $46.41 million, or 2.60% for the first quarter of 2011 compared with the first quarter of 2010, which included a decrease of $20.56 million in Federal Home Loan Bank (“FHLB”) borrowings and other long-term debt.

Noninterest Income
During the first quarter of 2011, wealth management revenues increased $9 thousand, or 1.02%, to $894 thousand from the first quarter of 2010. The Wealth Management Division reported $893 million in assets under management at March 31, 2011. Service charges on deposit accounts were $3.03 million for the first quarter of 2011, an increase of $39 thousand, or 1.30%, from the first quarter of 2010. Insurance commissions were $1.94 million for the first quarter of 2011, a decrease of $258 thousand, or 11.72%, from the previous year. The decrease in insurance commissions reflects the effects of the recent recession, as well as the soft insurance market.
Noninterest Expenses
Noninterest expenses for the first quarter of 2011 increased $1.99 million, or 12.39%, compared to the first quarter of 2010. The increase was primarily due to salaries and employee benefits which increased $1.16 million, or 14.56%, in the first quarter of 2011 compared to the same period in the prior year. The Company has increased staffing levels in credit administration, marketing, and compliance due to increasing regulatory burdens. The Company has also experienced a significant increase in health insurance costs in recent quarters. Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums increased $177 thousand, or 25.25% in the first quarter of 2011, compared to the first quarter of 2010. During the first quarter of 2011, the Company prepaid a $25.00 million FHLB advance, and the expense associated with that prepayment was $471 thousand. Other operating expenses were $4.76 million, an increase of $231 thousand, or 5.10%, from the first quarter of 2010. Increases in consulting and service fees and debit card costs of $401 thousand and $181 thousand, respectively, were offset by a decrease in other real estate expenses of $355 thousand.
Credit Quality
The Company’s loan quality measures at March 31, 2011, continue to compare favorably to the industry. Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 2.23% at March 31, 2011. This compares favorably to the most recent Federal Reserve report of the Company’s peer group of bank holding companies with total assets between $1 and $3 billion, which indicates peer total loan delinquencies of 4.55%. The ratio of allowance for loan losses as a percent of loans held for investment was 1.93% at March 31, 2011, compared to 1.91% at December 31, 2010, and 1.89% at September 30, 2010.
Total non-performing assets, which include unseasoned loan restructurings and other real estate owned, were 1.11% of total assets at March 31, 2011, and non-performing loans as a percentage of loans held for investment were 1.40%. These levels are much better by comparison with those in the Federal Reserve peer group, which were last reported as total non-performing assets to total assets of 3.30% and non-performing loans to total loans of 3.57%. Included in non-performing assets are $1.51 million of unseasoned loan restructurings at March 31, 2011.
Balance Sheet
Consolidated assets were $2.24 billion at March 31, 2011. Total stockholders’ equity was $277.85 million at March 31, 2011, resulting in a book value per common share outstanding of $15.53, compared to total stockholders’ equity of $261.16 million and a book value per common share of $14.69 at March 31, 2010. During the first quarter of 2011, the Company paid a $0.10 per share dividend on common shares. 2011 marks the Company’s 26th consecutive year of paying cash dividends to shareholders.
The Company will host an investor and media teleconference and webcast on Monday, April 25, 2011, at 11:00 a.m. To access the teleconference, the toll-free number is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s first quarter 2011 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.
Non-GAAP Presentations
The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP.” However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.
Core earnings are a non-GAAP financial measure that reflects net income excluding non-recurring income and expense items, taxes, loan loss provisions, losses on other real estate owned, as well as gains, losses, impairment losses on securities, and goodwill impairments from net income. These excluded items are difficult to predict and we believe that core earnings provide the Company and investors with a valuable tool to evaluate the Company’s financial results.
The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing core non-interest expense by the sum of net interest income on a tax equivalent basis and core non-interest income. We believe that this measure provides investors with important information about our operating efficiency. Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently.
Tangible book value is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangible assets.
About First Community Bancshares, Inc.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.24 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-six locations in the four states of Virginia, West Virginia, North Carolina, and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice. The Company’s Wealth Management Division managed assets with a market value of $893 million at March 31, 2011. The Company is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates ten offices. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Condensed Consolidated Statements of Income

	Three Months Ended
(Unaudited)	March 31,
(In Thousands, Except Share and Per Share Data)	2011	2010
Interest Income
Interest and fees on loans held for investment	$20,455	$21,354
Interest on securities — taxable	2,533	3,786
Interest on securities — nontaxable	1,533	1,426
Interest on federal funds sold and deposits	69	46

Total interest income	24,590	26,612

Interest Expense
Interest on deposits	3,880	5,502
Interest on borrowings	2,435	2,491

Total interest expense	6,315	7,993

Net interest income	18,275	18,619
Provision for loan losses	1,612	3,665

Net interest income after provision for loan losses	16,663	14,954

Noninterest Income
Wealth management income	894	885
Service charges on deposit accounts	3,031	2,992
Other service charges and fees	1,406	1,281
Insurance commissions	1,943	2,201
Net impairment losses recognized in earnings	(527)	—
Security gains	1,836	250
Other operating income	916	969

Total noninterest income	9,499	8,578

Noninterest Expense
Salaries and employee benefits	9,129	7,969
Occupancy expense of bank premises	1,647	1,709
Furniture and equipment expense	915	904
Amortization of intangible assets	259	256
FDIC premiums and assessments	878	701
FHLB debt prepayment fees	471	—
Other operating expense	4,764	4,533

Total noninterest expense	18,063	16,072

Income before income taxes	8,099	7,460
Income tax expense	2,348	2,182

Net income available to common shareholders	$5,751	$5,278

Per Share
Basic earnings per common share	$0.32	$0.30
Diluted earnings per common share	$0.32	$0.30
Weighted average shares outstanding:
Basic	17,867,953	17,765,556
Diluted	17,887,118	17,784,449
For the period:
Return on average assets	1.05%	0.95%
Return on average common equity	8.47%	8.32%
Cash dividends per common share	$0.10	$0.10

First Community Bancshares, Inc.
Condensed Quarterly Statements of Income

	As of and for the Quarter Ended
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands, Except Share and Per Share Data)	2011	2010	2010	2010	2010
Interest Income
Interest and fees on loans held for investment	$20,455	$20,950	$21,440	$20,997	$21,354
Interest on securities — taxable	2,533	2,293	2,895	3,730	3,786
Interest on securities — nontaxable	1,533	1,672	1,451	1,394	1,426
Interest on federal funds sold and deposits	69	60	54	34	46

Total interest income	24,590	24,975	25,840	26,155	26,612

Interest Expense
Interest on deposits	3,880	4,407	4,872	5,106	5,502
Interest on borrowings	2,435	2,469	2,371	2,507	2,491

Total interest expense	6,315	6,876	7,243	7,613	7,993

Net interest income	18,275	18,099	18,597	18,542	18,619
Provision for loan losses	1,612	3,686	3,810	3,596	3,665

Net interest income after provision for loan losses	16,663	14,413	14,787	14,946	14,954

Noninterest Income
Wealth management income	894	1,022	909	1,012	885
Service charges on deposit accounts	3,031	3,332	3,457	3,347	2,992
Other service charges and fees	1,406	1,299	1,244	1,250	1,281
Insurance commissions	1,943	1,474	1,663	1,389	2,201
Net impairment losses recognized in earnings	(527)	—	—	(185)	—
Securities gains	1,836	4,248	2,574	1,201	250
Other operating income	916	713	1,091	890	969

Total noninterest income	9,499	12,088	10,938	8,904	8,578

Noninterest Expense
Salaries and employee benefits	9,129	9,319	8,753	8,487	7,969
Occupancy expense of bank premises	1,647	1,586	1,573	1,570	1,709
Furniture and equipment expense	915	965	926	918	904
Amortization of intangible assets	259	263	260	253	256
FDIC premiums and assessments	878	727	718	710	701
FHLB debt prepayment fees	471	—	—	—	—
Goodwill impairment	—	1,039	—	—	—
Other operating expense	4,764	5,945	5,199	4,660	4,533

Total noninterest expense	18,063	19,844	17,429	16,598	16,072

Income before income taxes	8,099	6,657	8,296	7,252	7,460
Income tax expense	2,348	1,772	1,743	2,121	2,182

Net income available to common shareholders	$5,751	$4,885	$6,553	$5,131	$5,278

Per Share
Basic earnings per common share	$0.32	$0.27	$0.37	$0.29	$0.30
Diluted earnings per common share	$0.32	$0.27	$0.37	$0.29	$0.30
Cash dividends per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Weighted average shares outstanding:
Basic	17,867,953	17,845,857	17,808,348	17,787,325	17,765,556
Diluted	17,887,118	17,891,807	17,832,882	17,805,393	17,784,449

First Community Bancshares, Inc.
Reconciliation of GAAP Net Income to Core Earnings

	Three Months Ended
(Unaudited)	March 31,
(In Thousands, Except Per Share Data)	2011	2010

Net income, GAAP	$5,751	$5,278
Non-GAAP adjustments:
Security gains	(1,836)	(250)
FHLB debt prepayment fees	471	—
Other-than-temporary security impairments	527	—
Intangibles amortization	259	256
Other non-core items	—	4

Total adjustments to core earnings	(579)	10
Tax effect	(217)	4

Core earnings, non-GAAP	$5,389	$5,284

Core return on average assets	0.98%	0.96%
Core return on average equity	7.94%	8.33%
Core diluted earnings per share	$0.30	$0.30
Efficiency Ratio Calculation

	Three Months Ended
(Unaudited)	March 31,
(In Thousands)	2011	2010

Noninterest expense, GAAP	$18,063	$16,072
Non-GAAP adjustments:
FHLB debt prepayment fees	(471)	—
OREO expenses	(313)	(675)
Intangibles amortization	(259)	(256)
Other non-core items	—	(4)

Adjusted noninterest expense	17,020	15,137

Net interest income, GAAP	18,275	18,619
Noninterest income, GAAP	9,499	8,578
Non-GAAP adjustments:
Tax-equivalency adjustment	866	813
Security gains	(1,836)	(250)
Other-than-temporary security impairments	527	—

Adjusted net interest and noninterest income	27,331	27,760

Efficiency Ratio	62.27%	54.53%

First Community Bancshares, Inc.
Quarterly Balance Sheets

	For the Quarter Ended
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars In Thousands)	2011	2010	2010	2010	2010

Cash and due from banks	$52,684	$28,816	$37,120	$35,174	$33,071
Federal funds sold	121,974	81,526	93,281	15,748	41,891
Interest-bearing balances with banks	809	1,847	1,363	25,609	12,744

Total cash and cash equivalents	175,467	112,189	131,764	76,531	87,706
Securities available-for-sale	430,965	480,064	480,587	502,866	524,297
Securities held-to-maturity	4,524	4,637	5,931	6,468	7,155
Loans held for sale	2,614	4,694	3,386	2,141	1,494
Loans held for investment, net of unearned income	1,375,685	1,386,206	1,398,251	1,399,885	1,390,874
Less allowance for loan losses	26,482	26,482	26,420	25,011	24,508

Net loans	1,351,817	1,364,418	1,375,217	1,377,015	1,367,860
Premises and equipment	56,189	56,244	56,042	56,407	56,772
Other real estate owned	5,644	4,910	5,501	7,108	4,740
Interest receivable	7,288	7,675	7,899	7,859	8,630
Goodwill and intangible assets	90,396	90,639	91,165	90,757	90,805
Other assets	118,690	123,462	143,319	121,835	130,974

Total assets	$2,240,980	$2,244,238	$2,297,425	$2,246,846	$2,278,939

Deposits:
Demand	$222,072	$205,151	$216,167	$205,731	$205,810
Interest-bearing demand	287,006	262,420	270,927	244,889	246,513
Savings	420,481	426,547	425,661	404,820	427,883
Time	707,458	726,837	744,468	757,979	775,405

Total deposits	1,637,017	1,620,955	1,657,223	1,613,419	1,655,611
Interest, taxes and other liabilities	20,459	21,318	21,377	21,865	21,912
Securities sold under agreements to repurchase	139,472	140,894	153,413	147,772	144,381
FHLB and other indebtedness	166,186	191,193	191,209	195,865	195,873

Total liabilities	1,963,134	1,974,360	2,023,222	1,978,921	2,017,777

Common stock	18,083	18,083	18,083	18,083	18,083
Additional paid-in capital	188,742	189,239	189,811	190,259	190,650
Retained earnings	85,450	81,486	78,385	73,613	70,262
Treasury stock, at cost	(5,851)	(6,740)	(7,729)	(8,583)	(9,342)
Accumulated other comprehensive loss	(8,578)	(12,190)	(4,347)	(5,447)	(8,491)

Total stockholders’ equity	277,846	269,878	274,203	267,925	261,162

Total liabilities and stockholders’ equity	$2,240,980	$2,244,238	$2,297,425	$2,246,846	$2,278,939

Actual shares outstanding at period end	17,894,899	17,866,335	17,834,601	17,807,155	17,782,791
Book value per common share at period end	$15.53	$15.11	$15.37	$15.05	$14.69
Tangible book value per common share at period end (1)	$10.48	$10.03	$10.26	$9.95	$9.58

(1)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by common shares outstanding.

First Community Bancshares, Inc.
Selected Credit Quality Information

	As of and for the Quarter Ended
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands)	2011	2010	2010	2010	2010
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$26,482	$26,420	$25,011	$24,508	$24,277
Provision for loan losses	1,612	3,686	3,810	3,596	3,665
Charge-offs	(2,124)	(3,846)	(2,651)	(3,373)	(3,732)
Recoveries	512	222	250	280	298

Net charge-offs	(1,612)	(3,624)	(2,401)	(3,093)	(3,434)

Ending balance	$26,482	$26,482	$26,420	$25,011	$24,508

Summary of Asset Quality
Non-accrual loans	$17,703	$19,414	$16,645	$17,668	$17,477
Restructured loans	1,509	5,325	7,904	1,206	1,041
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	19,212	24,739	24,549	18,874	18,518

Other real estate owned	5,644	4,910	5,501	7,108	4,740

Total non-performing assets	$24,856	$29,649	$30,050	$25,982	$23,258

Restructured loans performing in accordance with terms	$7,519	$3,911	$849	$1,557	$2,050

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	1.40%	1.78%	1.76%	1.35%	1.33%
Non-performing assets as a percentage of total assets	1.11%	1.32%	1.31%	1.16%	1.02%
Annualized net charge-offs as a percentage of average loans held for investment	0.47%	1.03%	1.02%	0.69%	0.90%
Allowance for loan losses as a percentage of loans held for investment	1.93%	1.91%	1.89%	1.89%	1.80%
Ratio of allowance for loan losses to non-performing loans	1.38	1.07	1.08	1.40	1.35

First Community Bancshares, Inc.
Non-accrual Loan Detail

	As of March 31, 2011
			Non-accrual
(Unaudited)	Loans	Non-accrual	Loans to Loans
(Dollars in Thousands)	Outstanding	Loans	Outstanding
Commercial
Construction — commercial	$30,758	$469	1.52%
Land development	5,781	—	0.00%
Other land loans	23,959	499	2.08%
Commercial and industrial	91,964	4,379	4.76%
Multi-family residential	75,269	1,624	2.16%
Non-farm, non-residential	345,265	4,706	1.36%
Agricultural	1,392	—	0.00%
Farmland	47,228	—	0.00%

Total commercial	621,616	11,677	1.88%

Consumer real estate
Home equity lines	111,802	889	0.80%
Single family residential mortgage	545,316	4,941	0.91%
Owner-occupied construction	22,506	126	0.56%

Total consumer real estate	679,624	5,956	0.88%

Consumer and other
Consumer loans	62,029	70	0.11%
Other loans	12,416	—	0.00%

Total consumer and other	74,445	70	0.09%

Total loans	$1,375,685	$17,703	1.29%

First Community Bancshares, Inc.
Selected Financial Information

	As of and for the Quarter Ended
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands)	2011	2010	2010	2010	2010
Ratios
Return on average assets	1.05%	0.85%	1.14%	0.91%	0.95%
Return on average common equity	8.47%	7.00%	9.49%	7.73%	8.32%
Net interest margin	3.96%	3.78%	3.87%	3.92%	4.02%
Efficiency ratio for the quarter	62.27%	64.82%	58.92%	58.26%	54.53%
Efficiency ratio year-to-date	62.27%	59.09%	57.23%	56.38%	54.53%
Equity as a percent of total assets at end of period	12.40%	12.03%	11.94%	11.92%	11.46%
Average earning assets as a percentage of average total assets	88.07%	87.69%	87.67%	87.53%	87.38%
Average loans as a percentage of average deposits	84.78%	85.54%	85.59%	85.19%	85.08%

Average Balances
Investments	$470,833	$498,090	$503,686	$505,808	$488,255
Loans	1,382,526	1,402,178	1,404,746	1,397,528	1,395,669
Earning assets	1,961,538	1,996,106	1,990,953	1,976,118	1,960,511
Total assets	2,227,255	2,276,257	2,270,984	2,257,591	2,243,786
Deposits	1,630,701	1,639,154	1,641,339	1,640,432	1,640,424
Interest bearing deposits	1,418,807	1,427,746	1,433,770	1,433,039	1,441,359
Borrowings	316,864	344,704	342,497	340,001	340,720
Interest bearing liabilities	1,735,671	1,772,450	1,776,267	1,773,041	1,782,079
Equity	275,350	276,723	274,001	266,218	257,419
Tax-equivalent net interest income	19,141	19,040	19,416	19,333	19,432

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Three Months Ended March 31,
	2011			2010
(Unaudited)	Average	Interest	Average	Average	Interest	Average
(Dollars in Thousands)	Balance	(1)	Rate (1)	Balance	(1)	Rate (1)
Earning assets
Loans held for investment (2)	$1,382,526	$20,496	6.01%	$1,395,669	$21,398	6.22%
Securities available-for-sale	466,288	4,796	4.17%	481,116	5,833	4.92%
Securities held-to-maturity	4,545	95	8.48%	7,139	148	8.41%
Interest-bearing deposits with banks	108,179	69	0.26%	76,587	46	0.24%

Total earning assets	1,961,538	25,456	5.26%	1,960,511	27,425	5.67%
Other assets	265,717			283,275

Total	$2,227,255			$2,243,786

Interest-bearing liabilities
Interest-bearing demand deposits	$271,604	$211	0.32%	$236,484	$200	0.34%
Savings deposits	427,727	356	0.34%	413,037	831	0.82%
Time deposits	719,476	3,313	1.87%	791,838	4,471	2.29%
Retail repurchase agreements	88,684	173	0.79%	91,976	276	1.22%
Wholesale repurchase agreements	50,000	467	3.79%	50,000	463	3.76%
FHLB borrowings & other long-term debt	178,180	1,795	4.09%	198,744	1,752	3.58%

Total interest-bearing liabilities	1,735,671	6,315	1.48%	1,782,079	7,993	1.82%
Noninterest-bearing demand deposits	211,894			199,065
Other liabilities	4,340			5,223
Stockholders’ equity	275,350			257,419

Total	$2,227,255			$2,243,786

Net interest income, tax-equivalent		$19,141			$19,432

Net interest rate spread (3)			3.78%			3.85%

Net interest margin (4)			3.96%			4.02%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax-equivalent net interest income divided by average earning assets.